EXHIBIT 99.1

Harvard Bioscience Reports Third Quarter 2017 Financial Results

HOLLISTON, Mass., Oct. 26, 2017 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq:HBIO) (the “Company”), a global developer, manufacturer and marketer of a broad range of solutions to advance life science, reported financial results for the three and nine months ended September 30, 2017.

“We are pleased to report our second consecutive quarter of top line organic growth. We continue to see quarterly top line growth as our focus on geographic and product line initiatives continue to take hold,” said Jeffrey Duchemin, President and CEO of Harvard Bioscience.  “Our U.S. and China end markets drove our quarterly organic growth.  Additionally, our product lines in electrophysiology produced solid results during the quarter and remain one of our most important competitive strengths.  As we expand our global commercial reach and introduce incremental new product offerings, we are well positioned in our key markets.”

Third Quarter Reported Results

Revenues for the three months ended September 30, 2017 were $25.1 million, an increase of 0.2% compared to revenues of $25.0 million for the three months ended September 30, 2016. The loss in revenues from the October 2016 AHN disposition negatively impacted revenues in the quarter by approximately $0.7 million, while the impact of currency translation positively impacted revenues in the quarter by approximately $0.2 million. Excluding the impact of the AHN disposition and currency translation, organic revenues grew approximately 2%, or $0.5 million in the third quarter. This result was primarily due to growth in the U.S. and China, partially offset by a decline in Europe. For a reconciliation of changes in revenues, refer to Exhibit 9 below.

Net loss, as measured under GAAP, was $0.4 million, or $0.01 per diluted share, for the three months ended September 30, 2017 compared to a net loss of $1.6 million, or $0.05 per diluted share, for the same quarter in 2016.

Net income, on a non-GAAP basis, was $1.1 million, or $0.03 per diluted share, for both the three months ended September 30, 2017 and 2016. For a reconciliation between GAAP and non-GAAP net income, and between GAAP and non-GAAP diluted earnings per share, refer to Exhibits 6 and 7 below, respectively.

Year-to-Date Reported Results

Revenues for the nine months ended September 30, 2017 were $74.4 million, a decrease of approximately $3.7 million, or 5% compared to revenues of $78.1 million for the nine months ended September 30, 2016. The loss in revenues from the October 2016 AHN disposition and currency translation negatively impacted revenues for the nine months ended September 30, 2017 by approximately $2.0 million and $1.0 million, respectively. Excluding the impact of the AHN disposition and currency translation, organic revenues declined approximately 1%, or $0.7 million for the nine months ended September 30, 2017. For a reconciliation of changes in revenues, refer to Exhibit 9 below.

Net loss, as measured under GAAP, was $1.9 million, or $0.05 per diluted share, for the nine months ended September 30, 2017 compared to $3 million, or $0.09 per diluted share, for the nine months ended September 30, 2016.

Net income, on a non-GAAP basis, was $2.5 million, or $0.07 per diluted share, for the nine months ended September 30, 2017 compared to $3.7 million, or $0.11 per diluted share, for the same period in 2016. For a reconciliation between GAAP and non-GAAP net income, and between GAAP and non-GAAP diluted earnings per share, refer to Exhibits 6 and 7 below, respectively.

Financial Guidance

Harvard Bioscience is reaffirming its fourth quarter revenue guidance, which was previously issued on July 27, 2017. The Company expects to report 1% to 2% organic revenue growth in the fourth quarter of 2017.

The Company expects to report a fourth quarter 2017 GAAP diluted loss per share of approximately $0.00 to $0.01 and non-GAAP diluted earnings per share of $0.05 to $0.06.

The Company may incur charges, realize gains, or experience other events in 2017 that could cause actual results to vary from this guidance. Refer to Exhibit 8 below for a reconciliation between the GAAP and non-GAAP diluted earnings per share guidance.

Webcast and Conference Call Details

Harvard Bioscience will be hosting a conference call and webcast today at 4:30 pm ET to discuss the financial results and recent business developments. Individuals interested in listening to the conference call may do so by dialing 800-708-4539 for domestic callers or 847-619-6396 for international callers, and referencing the conference ID# 45846204. To listen to a live webcast or a replay, please visit the investor relations section of the Harvard Bioscience website at www.harvardbioscience.com.

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information including revenues, adjusted operating income, adjusted net income and adjusted earnings per diluted share. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures of revenues and income have excluded certain revenues and expenses and income primarily resulting from purchase accounting or events that we do not believe are related to the ongoing operations of the business such as currency translation, amortization of intangibles related to acquisitions, costs related to acquisition and disposition initiatives, forensic investigation and remediation costs, severance and restructuring expenses, and stock-based compensation expense. They also exclude the tax impact of the reconciling items. This non-GAAP financial information is used by our management to internally evaluate the operating results of the Company.  Tabular reconciliations of our non-GAAP adjusted operating income, non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share for the three and nine months ended September 30, 2017 and 2016 are included as exhibits below in this press release.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP, and may be different than other companies’ non-GAAP financial information.

About Harvard Bioscience

Harvard Bioscience is a global developer, manufacturer and marketer of a broad range of solutions to advance life science. Our products are sold to thousands of researchers in over 100 countries through our global sales organization, websites, catalogs, and through distributors including Thermo Fisher Scientific Inc., VWR, and other specialized distributors. We have sales and manufacturing operations in the United States, the United Kingdom, Germany, Sweden, Spain, France, Canada and China. For more information, please visit our website at www.harvardbioscience.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of such words as "will," "guidance," "objectives," "optimistic," "potential," "future," "expects," "plans," "estimates," "continue," "drive," "strategy," "potential," "potentially," "growth," "long-term," "projects," "projected," "intends," "believes," "goals," "sees," "seek," "develop" "possible" "new," "emerging," "opportunity," "pursue" and similar expressions that do not relate to historical matters. Forward-looking statements in this press release or that may be made during our conference call may include, but are not limited to, statements or inferences about the Company's or management's beliefs or expectations, the Company's anticipated future revenues and earnings, the strength of the Company's market position and business model, the impact of acquisitions, or potential acquisitions, the outlook for the life sciences industry, the Company's business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company's current products, or products it is developing or intends to develop, and the Company's plans, objectives and intentions that are not historical facts.

These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause the Company's actual results to differ materially from those in the forward-looking statements include reductions in customers’ research budgets or government funding; domestic and global economic conditions; economic, political and other risks associated with international revenues and operations; currency exchange rate fluctuations; economic and political conditions generally and those affecting pharmaceutical and biotechnology industries; the seasonal nature of purchasing in Europe; the Company's failure to expand into foreign countries and international markets; the Company’s failure to realize the expected benefits of facility consolidations; the Company's inability to manage its growth; competition from the Company's competitors; material weakness in the Company’s internal control over financial reporting; failure or inadequacy of the Company's information technology structure; impact of difficulties implementing our enterprise resource planning systems; the Company's failure to identify potential acquisition candidates and successfully close such acquisitions with favorable pricing or integrate acquired businesses or technologies; unanticipated costs relating to acquisitions and known and unknown costs arising in connection with the Company's consolidation of business functions and any restructuring initiatives; the Company’s inability to effectively sell spectrophotometer products following the retirement of the GE Healthcare brand; failure of any banking institution in which the Company deposits its funds or the institution's failure to provide services; the Company's substantial debt and its ability to meet the financial covenants contained in its credit facility; the Company's failure to raise or generate capital necessary to implement its acquisition and expansion strategy, expand operation and invest in new products; the failure of the Company's spin-off of Harvard Apparatus Regenerative Technology, Inc. (now known as Biostage, Inc., “Biostage”), to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes; the failure of Biostage to indemnify the Company for any liabilities associated with Biostage’s business; impact of any impairment of the Company's goodwill or intangible assets; the Company's ability to retain key personnel; rising commodity and precious metals costs; the Company's ability to protect its intellectual property and operate without infringing on others' intellectual property; exposure to product and other liability claims; plus factors described under the heading "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016 or otherwise described in our other public filings. The Company's results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

For investor inquiries, please call (508) 893-8066. Press releases may be found on the Harvard Bioscience website.

Exhibit 1
HARVARD BIOSCIENCE, INC.
Condensed Consolidated Balance Sheet Information
(unaudited, in thousands)

	September 30,	December 31,
	2017	2016
Assets

Cash and cash equivalents	$5,836	$5,596
Trade receivables	15,266	15,746
Inventories	21,380	19,955
Property, plant and equipment	4,265	4,296
Goodwill and other intangibles	57,620	56,712
Other assets	6,311	5,460
Total assets	$110,678	$107,765

Liabilities and Stockholders' Equity

Total liabilities	$33,773	$35,569
Stockholders’ equity	76,905	72,196
Total liabilities and stockholders’ equity	$110,678	$107,765

Exhibit 2
HARVARD BIOSCIENCE, INC.
Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Revenues	$25,050	$25,007	$74,419	$78,106
Cost of revenues	13,411	13,317	39,994	41,796
Gross profit	11,639	11,690	34,425	36,310

Sales and marketing expenses	5,081	5,006	15,111	15,194
General and administrative expenses	4,534	4,783	14,144	15,979
Research and development expenses	1,538	1,309	4,119	4,236
Amortization of intangible assets	622	729	1,825	2,099
Impairment charges	-	676	-	676
Total operating expenses	11,775	12,503	35,199	38,184

Operating loss	(136)	(813)	(774)	(1,874)

Other (expense) income:
Foreign exchange	(73)	138	(488)	411
Interest expense, net	(189)	(141)	(531)	(484)
Other expense, net	(12)	(64)	(122)	(143)
Other expense, net	(274)	(67)	(1,141)	(216)

Loss before income taxes	(410)	(880)	(1,915)	(2,090)
Income tax expense (benefit)	7	758	(51)	897
Net loss	$(417)	$(1,638)	$(1,864)	$(2,987)

Loss per share:
Basic loss per common share	$(0.01)	$(0.05)	$(0.05)	$(0.09)

Diluted loss per common share	$(0.01)	$(0.05)	$(0.05)	$(0.09)

Weighted average common shares:
Basic	34,840	34,327	34,706	34,157

Diluted	34,840	34,327	34,706	34,157

Exhibit 3
HARVARD BIOSCIENCE, INC.
Condensed Consolidated Cash Flow Information
(unaudited, in thousands)

	Nine Months Ended
	September 30,
	2017	2016

Cash flows from operations:
Net loss	$(1,864)	$(2,987)
Changes in assets and liabilities	(1,646)	(473)
Other adjustments to operating cash flows	5,506	7,116
Net cash provided by operating activities	1,996	3,656

Investing activities:
Additions to property, plant and equipment	(677)	(920)
Other investing activities	(39)	(34)
Net cash used in investing activities	(716)	(954)

Financing activities:
Proceeds from issuance of debt	2,250	3,000
Repayments of debt	(3,502)	(6,738)
Other financing activities	(101)	80
Net cash used in financing activities	(1,353)	(3,658)

Effect of exchange rate changes on cash	313	(443)
Increase (decrease) in cash and cash equivalents	240	(1,399)
Cash and cash equivalents at the beginning of period	5,596	6,744
Cash and cash equivalents at the end of period	$5,836	$5,345

Exhibit 4
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Profit
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

GAAP gross profit	$11,639	$11,690	$34,425	$36,310

Adjustments:

Severance charges	15	1	94	1

Stock-based compensation expense	16	17	46	44

Non-GAAP adjusted gross profit	$11,670	$11,708	$34,565	$36,355

GAAP gross profit percentage	46.5%	46.7%	46.3%	46.5%

Non-GAAP adjusted gross profit percentage	46.6%	46.8%	46.4%	46.5%

Exhibit 5
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Operating Loss to Non-GAAP Adjusted Operating Income
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

GAAP operating loss	$(136)	$(813)	$(774)	$(1,874)

Adjustments:

Amortization of intangible assets	622	729	1,825	2,099

Forensic investigation and remediation costs	-	-	386	1,663

Impairment charges	-	676	-	676

Severance and restructuring charges	129	(10)	385	2

Stock-based compensation expense	933	943	2,604	2,596

Non-GAAP adjusted operating income	$1,548	$1,525	$4,426	$5,162

Exhibit 6
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Income
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

GAAP net loss	$(417)	$(1,638)	$(1,864)	$(2,987)

Adjustments:

Amortization of intangible assets	622	729	1,825	2,099

Forensic investigation and remediation costs	-	-	386	1,663

Impairment charges	-	676	-	676

Severance and restructuring charges	129	(10)	385	2

Acquisition costs	6	33	80	39

Stock-based compensation expense	933	943	2,604	2,596

Income taxes (A)	(212)	374	(867)	(425)

Non-GAAP adjusted net income	$1,061	$1,107	$2,549	$3,663

(A) Income taxes includes the tax effect of adjusting for the reconciling items using the calculated effective tax rate in the jurisdictions in which the reconciling items arise.

Exhibit 7
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Diluted Loss Per Common Share to Non-GAAP Adjusted Diluted Earnings Per Common Share
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

GAAP diluted loss per common share	$(0.01)	$(0.05)	$(0.05)	$(0.09)

Adjustments:

Amortization of intangible assets	0.02	0.02	0.05	0.06

Forensic investigation and remediation costs	-	-	0.01	0.05

Impairment charges	-	0.02	-	0.02

Severance and restructuring (credits) charges	-	-	0.01	-

Stock-based compensation expense	0.03	0.03	0.08	0.08

Income taxes (A)	(0.01)	0.01	(0.03)	(0.01)

Non-GAAP adjusted diluted earnings per common share	$0.03	$0.03	$0.07	$0.11

(A) Income taxes includes the tax effect of adjusting for the reconciling items using the calculated effective tax rate for the consolidated entity and any changes to valuation allowances.

Exhibit 8
HARVARD BIOSCIENCE, INC.
Reconciliation of Guidance for Fourth Quarter 2017 GAAP Diluted Loss per Common Share to Non-GAAP Adjusted Diluted Earnings per Common Share
(unaudited)

GAAP diluted loss per common share (A)	$(0.01) - 0.00

Adjustments:

Amortization of intangible assets	0.03

Stock-based compensation expense	0.03

Income taxes (B)	-

Non-GAAP adjusted diluted earnings per common share (A)	$0.05 - 0.06

(A) This guidance excludes the impact of future acquisitions, acquisition costs, restructuring charges, forensic investigation and remediation costs, or other one time charges.
(B) Income taxes includes the tax effect of adjusting for the reconciling items using the calculated effective tax rate in the jurisdictions in which the reconciling items arise and any changes to valuation allowances.

Exhibit 9
HARVARD BIOSCIENCE, INC.
Reconciliation of Changes In Revenues Compared to the Same Period of the Prior Year
(unaudited)

	Three Months Ended		For the Year Ended	Three Months Ended				For the Year Ended	Three Months Ended			Nine Month Ended

	Sept. 30,	Dec. 31,	Dec. 31,	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,	Dec. 31,	Mar. 31,	Jun. 30,	Sept. 30,	Sept. 30,
	2015	2015	2015	2016	2016	2016	2016	2016	2017	2017	2017	2017

Organic and AHN change*	3.9%	-3.3%	3.7%	6.0%	-8.6%	-0.1%	-3.6%	-1.8%	-7.9%	-1.4%	-0.8%	-3.4%

Foreign exchange effect	-2.8%	-3.3%	-3.7%	-1.3%	-0.7%	-2.7%	-3.3%	-2.0%	-2.5%	-2.1%	0.9%	-1.3%

Total revenue change	1.1%	-6.6%	0.0%	4.7%	-9.3%	-2.8%	-6.9%	-3.8%	-10.4%	-3.5%	0.1%	-4.7%

* - Excluding the impact of the AHN disposition in October of 2016, organic revenue declined 5.5%, increased 1.0%, increased 1.9%, and declined 0.9% for the three months ended March 31, 2017, June 30, 2017, and September 30, 2017, and the nine months ended September 30, 2017, respectively.

CONTACTS:

Corey Manchester Director, Finance and Investor Relations Tel: 508 893 8999 Fax: 508 429 8478